Exhibit 24.1

Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby makes, constitutes and appoints David A. Stockton as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

(1)	Prepare, execute, acknowledge, deliver, and file Forms 3, 4 and 5 (including any amendments thereto) for the undersigned in the undersigned’s individual capacity or in his capacity as a manager of Jackson Investment Group, LLC (“JIG”) or any of its affiliates, with respect to the securities of Staffing 360 Solutions, Inc. (the “Company”), with the United States Securities and Exchange Commission, any national securities exchanges, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)	Seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party (including without limitation brokers, employee benefit plan administrators and trustees), and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and approves and ratifies any such release of information; and

(3)	Perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 30th day of December, 2020.

/s/ Richard L. Jackson___________

Richard L. Jackson, individually and as Manager of Jackson Investment Group, LLC